UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2003

Commission File Number 1-5097

JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State of Incorporation)	39-0380010 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue
P.O. Box 591
Milwaukee, Wisconsin	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

ITEM 9 REGULATION FD DISCLOSURE
SIGNATURES

ITEM 9    REGULATION FD DISCLOSURE

On September 9, 2003, Johnson Controls, Inc. re-affirmed its July 16, 2003 and August 6, 2003 disclosures of expectations for full-year 2003 sales and operating income in a presentation at the Frankfurt, Germany International Motor Show (IAA).

In the presentation, the Company re-affirmed that it expects full-year sales for fiscal 2003 to be slightly more than 10% above the prior year level. Sales growth from the Automotive segment is anticipated to slightly exceed 10% while the growth rate for the Controls Group is expected to be at the high-end of the 5-10% range. Management continues to forecast record operating income for the Company in fiscal 2003. Operating margin for the Automotive Group is expected to decline slightly in comparison to the prior year primarily due to the impact of currency translation. Controls Group operating margin is anticipated to be approximately level with the prior year. The Company also re-affirmed its expectation to achieve record earnings per share in fiscal 2003.

The Company’s re-affirmed outlook represents forward-looking statements and actual results could be different due to factors discussed in the Company’s Form 8-K filed July 16, 2003 and Form 10-Q filed August 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

BY:	/s/ John P. Kennedy

John P. Kennedy
Senior Vice President,
Secretary and General Counsel

Date: September 9, 2003

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